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                                                                    Exhibit 5.01




                                March 2, 1998



USA Networks, Inc.
152 West 57th Street
New York, NY 10019

                     Re:     Registration Statement on Form S-8 of USA
                             Networks, Inc.

Members of the Board:

                 We are acting as special counsel to USA Networks, Inc., a Delaware corporation formerly known as HSN, Inc. (the "Company"), in connection with the above-captioned Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the 10,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Company's 1997 Stock and Annual Incentive Plan (the "Plan").

                 In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Company, the Plan and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.
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USA Networks, Inc.
March 2, 1998
Page 2




                 Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock available under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                 This letter is provided to USA Networks, Inc. and may not, except as expressly provided herein, be provided to or relied upon by any other person.



                                        Very truly yours,


                                        /s/ Wachtell, Lipton, Rosen & Katz




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